Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Raymond A. Low
Chief Financial Officer
(510) 683-5900

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

AXT, Inc. Announces Third Quarter 2012 Financial Results

●	Q3 FY 2012 Net Revenues: $20.8 million

●	Q3 FY 2012 GAAP Net Income: $0.9 million; $0.03 per share (diluted)

FREMONT, Calif., Nov. 1, 2012 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the third quarter ended Sept. 30, 2012.

Third Quarter 2012 Results
Revenue for the third quarter of 2012 was $20.8 million, compared with $25.2 million in the second quarter of 2012.

Total gallium arsenide (GaAs) substrate revenue was $12.9 million for the third quarter of 2012, compared with $14.9 million in the second quarter of 2012. Indium phosphide (InP) substrate revenue was $1.6 million for the third quarter of 2012, compared with $1.3 million in the second quarter of 2012. Germanium (Ge) substrate revenue was $2.0 million for the third quarter of 2012 compared with $2.4 million in the second quarter of 2012.   Raw materials sales were $4.3 million for the third quarter of 2012, compared with $6.5 million in the second quarter of 2012.

Gross margin was 26.3 percent of revenue for the third quarter of 2012. By comparison, gross margin in the second quarter of 2012 was 29.8 percent of revenue. The drop in gross margin in the third quarter of 2012 was largely the result of lower selling prices of raw gallium, as well as lower tonnage sold, and lower volumes of sales in gallium arsenide substrates in both the wireless market and the LED market.

Operating expenses were $4.8 million in the third quarter of 2012, compared with $4.9 million in the second quarter of 2012.

Income from operations for the third quarter of 2012 was $0.7 million, compared with income from operations of $2.6 million in the second quarter of 2012.

AXT, Inc.
4281 Technology Drive
Fremont, CA 94538
Tel: 510.683.5900
Fax: 510.353.0668
www.axt.com.

AXT, Inc. Announces Third Quarter 2012 Results
Nov 1, 2012

Net interest and other income for the third quarter of 2012 was $544,000, which included a foreign exchange gain of $114,000. This compares with net interest and other income of $219,000 in the second quarter of 2012, which included a foreign exchange gain of $106,000.

Net income in the third quarter of 2012 was $0.9 million or $0.03 per diluted share, compared with net income of $1.3 million or $0.04 per diluted share in the second quarter of 2012.

Management Qualitative Comments
"Business conditions in the third quarter were in keeping with the expectations that we outlined when we announced our results last quarter,” said Morris Young, president and CEO.  “The compound semiconductor substrate market is currently experiencing a correction, largely driven by weaker demand and a moderate amount of excess inventory in the channel.  However, our solid execution over the last many quarters is allowing us to weather the current down cycle and we are using this time to support significant qualifications that are still ongoing and to focus our resources on strategic geographies and applications that are likely to benefit AXT in the future.  We view improving market conditions, new customer qualifications and a bottoming of raw material pricing as key catalysts for our growth in the coming year and beyond.”

Conference Call
The company will host a conference call to discuss these results on Nov. 1, 2012 at 1:30 p.m. PT. The conference call can be accessed at (913) 312-0406 (passcode 6664216). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 6664216) until November 7, 2012. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 683-5900.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Announces Third Quarter 2012 Results
Nov 1, 2012

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements regarding our  focus on strategic geographies and applications that are likely to benefit AXT in the future and on our view on the key catalysts for our growth in the coming year and beyond.  These forward-looking statements are based upon specific assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; and other factors as set forth in the company’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue	$20,808	$28,305	$69,447	$82,902
Cost of revenue	15,342	16,068	48,279	45,979
Gross profit	5,466	12,237	21,168	36,923

Operating expenses:
Selling, general and administrative	3,950	3,555	11,709	10,959
Research and development	844	612	2,593	1,816
Total operating expenses	4,794	4,167	14,302	12,775
Income from operations	672	8,070	6,866	24,148
Interest income, net	52	103	202	259
Other income, net	492	356	314	443

Income before provision for (benefit from) income taxes	1,216	8,529	7,382	24,850
Provision for (benefit from) income taxes	(228)	667	559	2,633
Net income	1,444	7,862	6,823	22,217

Less: Net income attributable to noncontrolling interest	(512)	(1,378)	(2,957)	(4,463)
Net income attributable to AXT, Inc.	$932	$6,484	$3,866	$17,754

Net income attributable to AXT, Inc. per common share:
Basic	$0.03	$0.20	$0.12	$0.55
Diluted	$0.03	$0.19	$0.11	$0.53

Weighted average number of common shares outstanding:
Basic	32,183	31,944	32,118	31,832
Diluted	32,769	33,126	32,911	33,140

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AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30,	December 31,
	2012	2011
Assets:
Current assets
Cash and cash equivalents	$35,503	$26,156
Short-term investments	10,577	5,505
Accounts receivable, net	16,888	17,966
Inventories	39,932	46,012
Related party notes receivable - current	414	412
Prepaid expenses and other current assets	5,125	7,052
Total current assets	108,439	103,103

Long-term investments	5,367	8,981
Property, plant and equipment, net	36,201	34,282
Related party notes receivable - long-term	2,031	2,021
Other assets	14,183	14,101

Total assets	$166,221	$162,488

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$4,570	$3,286
Accrued liabilities	6,800	7,597
Total current liabilities	11,370	10,883

Long-term portion of royalty payments	3,525	4,125
Other long-term liabilities	157	431
Total liabilities	15,052	15,439

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	192,703	191,554
Accumulated deficit	(58,291)	(62,157)
Accumulated other comprehensive income	6,006	5,818
Total AXT, Inc. stockholders' equity	143,982	138,779

Noncontrolling interest	7,187	8,270
Total stockholders' equity	151,169	147,049

Total liabilities and stockholders' equity	$166,221	$162,488